Exhibit 99.1
Broadpoint Closes Acquisition of American Technology Research
Forms New Broadpoint.AmTech Equity Capital Markets Division
NEW YORK, October 3, 2008 (BUSINESS WIRE) — Broadpoint Securities Group, Inc. (NASDAQ: BPSG) today announced that it has completed the acquisition of American Technology Research Holdings, Inc. (“AmTech”), the parent of American Technology Research, Inc., a broker-dealer specializing in institutional research, sales and trading in the information technology, cleantech and defense areas.
The Broadpoint.AmTech division now consists of 53 professionals, including 25 research professionals (including 14 publishing analysts), 14 institutional sales professionals, 8 trading personnel and 6 management and support staff. Broadpoint.AmTech research analysts currently publish research on over 130 companies in areas including semiconductors, hardware, networking & storage, internet & new media, software, cleantech and aerospace & defense. The sales and trading team has over 300 account relationships with hedge funds, money managers and mutual funds and was ranked second in Institutional Investor’s 2007 ranking of boutiques, regional firms, and independents for technology — semiconductors.
Joining Broadpoint in their new leadership roles will be Richard Prati and Curt Snyder, as Managing Directors and members of the three-person Broadpoint.AmTech Equity Capital Markets (“ECM”) Management Committee. Messrs. Prati and Snyder will report to Robert Meier, Executive Managing Director and Head of Broadpoint Equity Capital Markets, who will be Chairman of the ECM Committee. Additionally, the leadership of Broadpoint.AmTech will include Richard Brown, Managing Director and Head of Trading; Robert Sanderson, Managing Director and Director of Research; and Bradley Gastwirth, Managing Director and Head of Sales.
Lee Fensterstock, Chairman and Chief Executive Officer of Broadpoint, said, “With the closing of the AmTech transaction, we now serve institutional investors through three profitable sales and trading platforms: equities, corporate debt and mortgage/asset backed securities. The long-term investor relationships of our sales professionals will provide the basis for a strong distribution platform for capital markets transactions as we build our investment banking capabilities.”
At closing, Broadpoint paid to AmTech stockholders $10.0 million in cash and issued 2,676,347 shares of common stock, subject to resale restrictions which will lapse ratably over the course of the three years following closing. In addition, Broadpoint will grant to certain AmTech employees 323,563 restricted shares, subject to vesting based on continued employment. Broadpoint will also pay annually through 2011 to certain AmTech employees a special bonus based on pre-tax profits of the division and to AmTech stockholders an earnout based on pre-tax profits of the division (after payment of the special bonus). In connection with the reorganization of its legacy equities business, Broadpoint expects to record a charge in the third quarter of approximately $2.1 million.
About the Company
Broadpoint Securities Group, Inc. (NASDAQ: BPSG) is an independent investment bank that serves the institutional investor and corporate middle market by providing clients with strategic, research-based investment opportunities, and financial advisory services, including merger and acquisition, restructuring, recapitalization and strategic alternative analysis services. The Company offers a diverse range of products through Broadpoint Capital, Inc.’s Equity and Debt Capital Markets divisions, as well as Broadpoint Securities, Inc., its mortgage-backed security/asset-backed security trading subsidiary, and FA Technology Ventures Inc., its venture capital subsidiary.
Forward Looking Statements
This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.
CONTACT: Broadpoint Securities Group, Inc.
Robert Turner, 212-273-7109
Chief Financial Officer
SOURCE: Broadpoint Securities Group, Inc